SECOND AMENDMENT TO
                     AMENDED AND RESTATED CREDIT AGREEMENT

                                     Among


                          TESORO PETROLEUM CORPORATION
                                 as the Company


                                      and


                                 BANQUE PARIBAS
         Individually, as an Issuing Bank and as Administrative Agent,


                            THE BANK OF NOVA SCOTIA
                    Individually and as Documentation Agent


                                      and


                           THE FINANCIAL INSTITUTIONS
                        NOW OR HEREAFTER PARTIES HERETO



                         Effective as of March 31, 1997

                               TABLE OF CONTENTS

                                                             Page

ARTICLE I.  DEFINITIONS
    Section 1.01   Terms Defined Above . . . . . . . . . . . . .1
    Section 1.02   Terms Defined in Credit Agreement . . . . . .1
    Section 1.03   Other Definitional Provisions . . . . . . . .1

ARTICLE II.  AMENDMENTS TO CREDIT AGREEMENT
    Section 2.01   Amendments and Supplements to Definitions . .2
    Section 2.02   Amendments to Article V . . . . . . . . . . .2
    Section 2.03   Amendments to Article VI. . . . . . . . . . .3

ARTICLE III.  CONDITIONS
    Section 3.01   Loan Documents. . . . . . . . . . . . . . . .3
    Section 3.02   Corporate Proceedings of Loan Parties . . . .4
    Section 3.03   Representations and Warranties. . . . . . . .4
    Section 3.04   No Default. . . . . . . . . . . . . . . . . .4
    Section 3.05   Security Instruments. . . . . . . . . . . . .4
    Section 3.06   Other Instruments or Documents. . . . . . . .4

ARTICLE IV.  MISCELLANEOUS
    Section 4.01   Adoption, Ratification and Confirmation of
                     Credit Agreement. . . . . . . . . . . . . .4
    Section 4.02   Ratification and Affirmation of Guaranty. . .4
    Section 4.03   Successors and Assigns. . . . . . . . . . . .5
    Section 4.04   Counterparts. . . . . . . . . . . . . . . . .5
    Section 4.05   Number and Gender . . . . . . . . . . . . . .5
    Section 4.06   Entire Agreement. . . . . . . . . . . . . . .5
    Section 4.07   Invalidity. . . . . . . . . . . . . . . . . .5
    Section 4.08   Titles of Articles, Sections and Subsections.5
    Section 4.09   Governing Law . . . . . . . . . . . . . . . .6

                       SECOND AMENDMENT AND SUPPLEMENT TO
                                CREDIT AGREEMENT


    This SECOND AMENDMENT AND SUPPLEMENT TO CREDIT AGREEMENT (this "Second Amendment") executed effective as of March 31, 1997 (the "Effective Date"), is by and among TESORO PETROLEUM CORPORATION, a Delaware corporation (the "Company"); BANQUE PARIBAS, individually, as an Issuing Bank and as Administrative Agent, THE BANK OF NOVA SCOTIA, individually and as Documentation Agent, and each of the lenders that is a signatory hereto or which becomes a party hereto as provided in Section 9.07 (individually, a "Lender" and, collectively, the "Lenders").

                              W I T N E S S E T H:

    WHEREAS, the Company, the Administrative Agent, the Documentation Agent, the Issuing Bank and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of June 7, 1996, as amended by First Amendment to Amended and Restated Credit Agreement dated as of March 21, 1997 (the "Credit Agreement"), pursuant to which the Lenders agreed to make loans and issue Letters of Credit to and for the account of the Company; and

    WHEREAS,  the  Company,  the  Guarantors,  the  Administrative  Agent,   the
Documentation Agent, and the Lenders desire to amend the Credit Agreement in the particulars hereinafter provided;

    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                            ARTICLE I.  DEFINITIONS

    Section 1.01 Terms Defined Above. As used in this Second Amendment, each of the terms "Company", "Credit Agreement", "Effective Date", "Second Amendment", and "Lenders" shall have the meaning assigned to such term hereinabove.

    Section 1.02 Terms Defined in Credit Agreement. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.

    Section 1.03   Other Definitional Provisions.

         (a) The words "hereby", "herein", "hereinafter", "hereof", "hereto" and "hereunder" when used in this Second Amendment shall refer to this Second Amendment as a whole and not to any particular Article, Section, subsection or provision of this Second Amendment.

         (b) Section, subsection and Exhibit references herein are to such Sections, subsections and Exhibits to this Second Amendment unless otherwise specified.

                  ARTICLE II.  AMENDMENTS TO CREDIT AGREEMENT

    The Company, the Administrative Agent, the Documentation Agent, the Issuing Bank and the Lenders agree that the Credit Agreement is hereby amended, effective as of the Effective Date, in the following particulars.

    Section 2.01   Amendments and Supplements to Definitions.

         (a) The definition of "Agreement" in Section 1.01 of the Credit Agreement is hereby amended to mean the Credit Agreement, as amended by this Second Amendment and as the same may from time to time be further amended, supplemented or modified.

         (b) Section 1.01 of the Credit Agreement is hereby further amended and supplemented by adding the following new definition where alphabetically appropriate, which reads in its entirety as follows:

              "Second Amendment" shall mean that certain Second Amendment to Amended and Restated Credit Agreement dated as of March 31, 1997, by and among the Company, the Administrative Agent, the Documentation Agent, the Issuing Bank and the Lenders.

    Section 2.02 Amendments to Article V. Section 5.15(e) of the Credit Agreement is hereby amended in its entirety to read as follows:

         "(e) Engineering Reports. Promptly after December 31st and June 30th of each year, but in no event later than 60 days after such date, a report (the "Reserve Report") in form and substance satisfactory to the Majority Lenders, and in the case of the December 31 Reserve Report, prepared by the engineering staff of the Company and audited by Netherland, Sewell & Associates or other independent petroleum consultant(s) acceptable to the Majority Lenders (the previous acceptability of an independent petroleum consultant satisfactory to the Majority Lenders shall have no bearing on such consultant's present or future acceptability), which Reserve Report shall evaluate the Hydrocarbon reserves included in the Mortgaged Property as of each such date and which shall, together with any other information reasonably requested by any Lender, set forth the total Proved Hydrocarbon reserves by accepted and customary reserve category attributable to such Mortgaged Property, together with a projection of the rate of production and future net income with respect thereto as of each such date. The June 30 Reserve Report shall be an unaudited Reserve Report prepared by the engineering staff of the Company and shall update the most recent Reserve Report. Notwithstanding the foregoing, (i) if the Company or any of its Subsidiaries acquires additional Oil and Gas Properties that, in the determination of the Majority Lenders, materially affects the E&P Borrowing Base, then the Majority Lenders may require that an initial Reserve Report relating to such newly acquired Oil and Gas Properties be prepared by Netherland, Sewell & Associates or other independent petroleum consultants acceptable to the Majority Lenders, to be delivered to the Lenders concurrently with the next required Reserve Report and (ii) if there is a material adverse effect on Tesoro LP because of a change in the value of the Hydrocarbon reserves included in the determination of the E&P Borrowing Base (other than solely as the result of a change in the price of natural gas), then the Majority Lenders may require that a Reserve Report relating to all of the Oil and Gas Properties included in the determination of the E&P Borrowing Base be prepared by Netherland, Sewell & Associates or other independent petroleum consultants acceptable to the Majority Lenders, to be delivered within 60 days after the request therefor by the Administrative Agent on behalf of the Majority Lenders."

    Section 2.03   Amendments to Article VI.

         (a) Section 6.05(n) of the Credit Agreement is hereby amended in its entirety to read as follows:

              "(n)  Indebtedness,  not  to  exceed  $18,000,000  in  the aggregate, incurred by Tesoro Northstore or Tesoro Alaska, to be used for (i) the purchase (in fee or leasehold), construction, and/or upgrading of retail outlet stores or (ii) modifications to the hydrocracker located at the Kenai Refinery, subject, however, to the execution of an intercreditor agreement satisfactory in form and substance to the Administrative Agent and Documentation Agent."

    (b) Section 6.06(p) of the Credit Agreement is hereby amended in its entirety to read as follows:

              "(p) Liens securing up to $18,000,000 of Indebtedness permitted by Section 6.05(n);"


                            ARTICLE III.  CONDITIONS

    The enforceability of this Second Amendment against the Administrative Agent, the Documentation Agent, the Issuing Bank and the Lenders is subject to the satisfaction of the following conditions precedent:

    Section 3.01 Loan Documents. The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Second Amendment executed and delivered by a duly authorized officer of the Company, each of the Guarantors, the Administrative Agent, the Documentation Agent, each Issuing Bank and each Lender, as applicable;

    Section 3.02 Corporate Proceedings of Loan Parties. The Administrative Agent shall have received multiple copies, as requested by the Administrative Agent, of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Boards of Directors of the Company and the Guarantors, authorizing the execution, delivery and performance of this Second Amendment, each such copy being attached to an original certificate of the Secretary or an Assistant Secretary of the Company or the Guarantors, as applicable, dated as of the Effective Date, certifying (i) that the resolutions attached thereto are true, correct and complete copies of resolutions duly adopted by written consents or at meetings of the Boards of Directors, (ii) that such resolutions constitute all resolutions adopted with respect to the transactions contemplated hereby, (iii) that such resolutions have not been amended, modified, revoked or rescinded as of the Effective Date, (iv) that the respective articles of incorporation and bylaws of the Company and the Guarantors have not been amended or otherwise modified since the effective date of the Credit Agreement, except pursuant to any amendments attached thereto, and
(v) as to the incumbency and signature of the officers of the Company or the Guarantors, as applicable, executing this Second Amendment.

    Section 3.03 Representations and Warranties. Except as affected by the transactions contemplated in the Credit Agreement and this Second Amendment, each of the representations and warranties made by the Company and the Guarantors in or pursuant to the Financing Documents, including the Credit Agreement, shall be true and correct in all material respects as of the Effective Date, as if made on and as of such date.

    Section 3.04   No  Default.   No  Default  or  Event  of  Default shall have
occurred and be continuing as of the Effective Date.

    Section 3.05 Security Instruments. All of the Security Instruments (subject to any partial releases thereof) shall be in full force and effect and provide to the Administrative Agent the security intended thereby to secure the Indebtedness.

    Section 3.06 Other Instruments or Documents. The Administrative Agent or any Lender or counsel to the Administrative Agent shall receive such other instruments or documents as they may reasonably request.


                           ARTICLE IV.  MISCELLANEOUS

    Section 4.01 Adoption, Ratification and Confirmation of Credit Agreement. Each of the Company, the Guarantors, the Administrative Agent, the Documentation Agent, the Issuing Bank and the Lenders does hereby adopt, ratify and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect.

    Section 4.02 Ratification and Affirmation of Guaranty. Each of the Guarantors hereby expressly (i) acknowledges the terms of this Second Amendment,
(ii) ratifies and affirms its obligations under the Second Amended and Restated Guaranty Agreement dated as of

January 28, 1997, in favor of the Administrative Agent, the Documentation Agent, the Issuing Bank and the Lenders, as amended, supplemented or otherwise modified ("Guaranty Agreement"), (iii) acknowledges, renews and extends its continued liability under the Guaranty Agreement and agrees that such Guaranty Agreement remains in full force and effect; and (iv) guarantees to the Administrative Agent, the Documentation Agent, each Issuing Bank and each Lender to promptly pay when due all amounts owing or to be owing by it under the Guaranty Agreement pursuant to the terms and conditions thereof.

    Section 4.03   Successors  and  Assigns.   This  Second  Amendment  shall be
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

    Section 4.04 Counterparts. This Second Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument and shall be enforceable as of the Effective Date upon the execution of one or more counterparts hereof by the Company, the Guarantors, the Administrative Agent, the Documentation Agent, the Issuing Bank and the Lenders. In this regard, each of the parties hereto acknowledges that a counterpart of this Second Amendment containing a set of counterpart execution pages reflecting the execution of each party hereto shall be sufficient to reflect the execution of this Second Amendment by each necessary party hereto and shall constitute one instrument.

    Section 4.05 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated.

    Section 4.06 Entire Agreement. This Second Amendment constitutes the entire agreement among the parties hereto with respect to the subject hereof. All prior understandings, statements and agreements, whether written or oral, relating to the subject hereof are superseded by this Second Amendment.

    Section 4.07 Invalidity. In the event that any one or more of the provisions contained in this Second Amendment shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Second Amendment.

    Section 4.08 Titles of Articles, Sections and Subsections. All titles or headings to Articles, Sections, subsections or other divisions of this Second Amendment or the exhibits hereto, if any, are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such Articles, Sections, subsections, other divisions or exhibits, such other content being controlling as the agreement among the parties hereto.

    Section 4.09 Governing Law. This Second Amendment and the rights and obligations of the parties hereunder and under the Credit Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America.

    THIS SECOND AMENDMENT, THE CREDIT AGREEMENT, AS AMENDED AND SUPPLEMENTED HEREBY, THE NOTES, AND THE OTHER FINANCING DOCUMENTS CONSTITUTE A WRITTEN LOAN AGREEMENT AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

    THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                      [SIGNATURES BEGIN NEXT PAGE]

    IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their proper and duly authorized officers as of the Effective Date.

COMPANY:                     TESORO PETROLEUM CORPORATION


                             By:   /s/ G. A. Wright
                             Name:     G. A. Wright
                             Title:    Vice President and Treasurer


ADMINISTRATIVE AGENT,
ISSUING BANK AND LENDER:     BANQUE PARIBAS, individually, as an Issuing
                             Bank and as Administrative Agent


                             By:   /s/ B. Malone
                             Name:     Brian Malone
                             Title:    Vice President


                             By:   /s/ Larry Robinson
                             Name:     Larry Robinson
                             Title:    Vice President


DOCUMENTATION AGENT,
ISSUING BANK AND LENDER:          THE BANK OF NOVA SCOTIA


                             By:   /s/ F.C.H. Ashby
                             Name:     F.C.H. Ashby
                             Title:    Senior Manager
                                       Loan Operations

LENDERS:                     BANK OF SCOTLAND


                             By:   /s/ Annie Chin Tat
                             Name:     Annie Chin Tat
                             Title:    Assistant Vice President

                             CHRISTIANIA BANK OG KREDITKASSE


                             By:   /s/ Williams S. Phillips
                             Name:     Williams S. Phillips
                             Title:    Vice President


                             By:   /s/ Peter M. Dodge
                             Name:     Peter M. Dodge
                             Title:    First Vice President


                             THE FIRST NATIONAL BANK OF CHICAGO,
                             Individually and as an Issuing Bank


                             By:   /s/ D. Andrew Bateman
                             Name:     D. Andrew Bateman
                             Title:    Authorized Agent


                             FIRST UNION NATIONAL BANK OF NORTH
                             CAROLINA


                             By:   /s/ Michael J. Kolosowsky
                             Name:     Michael J. Kolosowsky
                             Title:    Vice President


                             NATIONAL BANK OF CANADA


                             By:   /s/ John T. Dixon
                             Name:     John T. Dixon
                             Title:    Vice President


                             By:   /s/ Doug G. Clark
                             Name:     Doug G. Clark
                             Title:    Vice President

                             THE FROST NATIONAL BANK


                             By:   /s/ Jim Crosby
                             Name:     Jim Crosby
                             Title:    SVP


                             DEN NORSKE BANK ASA


                             By:   /s/ Byron L. Cooley
                             Name:     Byron L. Cooley
                             Title:    Senior Vice President


                             By:   /s/ Morten Bjornsen
                             Name:     Morten Bjornsen
                             Title:    Senior Vice President


GUARANTORS:                  TESORO ALASKA PETROLEUM COMPANY
                             TESORO EXPLORATION AND PRODUCTION
                             COMPANY
                             TESORO PETROLEUM COMPANIES, INC.
                             DIGICOMP, INC.
                             TESORO TECHNOLOGY PARTNERS COMPANY
                             INTERIOR FUELS COMPANY
                             TESORO ALASKA PIPELINE COMPANY
                             TESORO NORTHSTORE COMPANY
                             TESORO REFINING, MARKETING & SUPPLY
                             COMPANY
                             TESORO NATURAL GAS COMPANY
                             TESORO BOLIVIA PETROLEUM COMPANY
                             TESORO VOSTOK COMPANY
                             KENAI PIPE LINE COMPANY
                             TESORO MARINE SERVICES COMPANY
                             TESORO COASTWIDE SERVICES COMPANY
                             COASTWIDE MARINE SERVICES, INC.


                             By:   /s/ G. A. Wright
                             Name:     G. A. Wright
                             Title:    Vice President and Treasurer

                             TESORO GAS RESOURCES COMPANY, INC.
                             TESORO FINANCIAL SERVICES HOLDING COMPANY


                             By:   /s/ J. B. Fabian
                             Name:     Jeffrey B. Fabian
                             Title:    President


                             VICTORY FINANCE COMPANY


                             By:   /s/ David W. Dupert
                             Name:     David W. Dupert
                             Title:    President


                             TESORO E&P COMPANY, L.P.

                             By:  TESORO EXPLORATION AND PRODUCTION
                                  COMPANY, as its general partner


                             By:   /s/ G. A. Wright
                             Name:     G. A. Wright
                             Title:    Vice President and Treasurer